Exhibit 10.10

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (“Agreement”) is made and entered into as of January 31, 2008 by and between DPAC TECHNOLOGIES CORP., a California corporation (the “Company”), and Canal Mezzanine Partners, L.P. (“Investor”).

R E C I T A L S

WHEREAS, the Company, the Company’s wholly owned subsidiary, QUATECH, INC., an Ohio corporation (“Quatech”), and Investor have entered into that certain Senior Subordinated Note and Warrant Purchase Agreement (together with all promissory notes and related agreements executed in connection therewith, including without limitation the warrant to purchase shares of the Company’s common stock executed in connection therewith (the “Warrant”), and any amendments thereto, the “Note Agreement”), dated as of the same date herewith, pursuant to which Investor will loan to Quatech certain funds under the terms and conditions of such Note Agreement; and

WHEREAS, as a condition and as an inducement to the willingness of Investor to make such loans as are contemplated by the Note Agreement, the Company is required to enter into this Agreement with respect to shares of Company common stock, no par value per share (“DPAC Common Stock”) issuable pursuant to exercise of the Warrant, as well as other shares of DPAC Common Stock that may be issued to Investor pursuant to Section 3 of the Warrant (“Preemptive Stock”); and

WHEREAS, the Company is party to that Shareholder and Registration Rights Agreement dated May 11, 2005 (the “Existing Rights Agreement”), and it is the intention of the parties hereto that the rights contained in this Agreement be coordinated to reflect the Company’s obligations under such prior registration rights agreement, and the rights of the Shareholders (as defined therein) party thereto.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing, for good and valuable considerations, receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Definitions. As used herein:

1.1	The term “Advice” is defined in Section 2.9.

1.2	The term “Blocking Right” is defined in Section 2.1.

1.3	The term “Commission” means the Securities and Exchange Commission.

1.4	The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.5	The term “Existing Holder” means any of the following persons owning or having the right to acquire Registrable Shares or any permitted assignee of rights under this Agreement: Development Capital Ventures, LP; William Roberts, an individual; and Steve Runkel, an individual.

1.6	The term “Institutional Shareholder” shall mean Development Capital Ventures, L.P.

1.7	The term “Public Offering” means and includes the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of securities to the general public for the account of the Company.

1.8	The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as defined below) and the applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

1.9	For the purposes hereof, the term “Registrable Shares” means and includes the shares of the DPAC Common Stock issuable upon exercise of the Warrant, and the Preemptive Stock (and where the context so includes, shall also mean Registrable Shares together with the “Registrable Shares”, as defined in the Existing Rights Agreement).

1.10	The term “Securities Act” means the Securities Act of 1933, as amended.

1.11	The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

2. Registration Rights.

2.1 Demand Registration.

Subject to Sections 2.6, 2.7 and 2.8, if at any time the Company shall receive a written request from the Institutional Investor that the Company file with the Commission a registration statement under the Securities Act covering the registration for offer and sale of outstanding Registrable Shares (as defined in the Existing Rights Agreement) held by such Institutional Investor, then the Company shall promptly notify in writing the Investor of such request. Within 20 days after such notice has been given by the Company, Investor and any Existing Holder may give written notice to the Company of its election to include its Registrable Shares in the registration. As soon as practicable after the expiration of such 20-day period, the Company shall use its reasonable best efforts to cause the registration of all Registrable Shares of Investor with respect to which registration has been so requested. If the Institutional Investor intends to distribute its Registrable Shares covered by their request by means of an underwriting, the right of Investor to include its Registrable Shares in such registration shall be conditioned upon Investor’s participation in such underwriting and the inclusion of Investor’s Registrable Shares in the underwriting to the extent provided herein. Investor shall enter into an underwriting agreement in customary form with the underwriters selected for such underwriting. Notwithstanding the foregoing, if the underwriter advises the Institutional Shareholder in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise Investor, and the number of shares of Registrable Shares that may be included in the underwriting shall be allocated among Investor and the Existing Holders, including the Institutional Shareholder, in proportion (as nearly as practicable) to the amount of Registrable Shares of the Company owned by each such person.

Notwithstanding the provisions set forth above in this Section 2.1, the Company shall not be obligated to effect any registration pursuant to this Section within 180 days after a Public Offering. In addition, the Company may postpone for up to 90 days the filing or effectiveness of a registration statement pursuant to a request under this Section if the Board of Directors (with the concurrence of the managing underwriters, if any) determines in good faith that such registration would be reasonably expected to have a material adverse effect on any proposal or plan by the Company to engage in any acquisition or sale of assets, merger, consolidation, tender offer, financing or similar transaction (a “Blocking Right”). The Company may not assert a Blocking Right more than once in any twelve month period. In the event of any postponement described in this subsection the Investor shall, upon written notice to the Company, be entitled to withdraw such request and, if such request is withdrawn, such request shall not count as a request for registration pursuant to this Section.

2.2 Piggyback Registration.

Subject to Sections 2.6 and 2.7, if at any time after the date hereof the Company proposes to register any of its securities under the Securities Act, either for its own account or for the account of others, in connection with the public offering of such securities solely for cash, on a registration form that would also permit the registration of Registrable Shares, the Company shall promptly give Investor written notice of such proposal. Upon the written request of Investor given within 20 days after any such notice is given, subject to Sections 2.6 and 2.7, the Company shall use its commercially reasonable best efforts to cause to be included in such registration all Registrable Shares with respect to which registration has been so requested.

2.3 Registration Obligations of the Company.

Whenever required under this Agreement to use commercially reasonable best efforts to effect the registration of any Registrable Shares, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the Commission a registration statement covering such Registrable Shares and use reasonable efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the date when all Registrable Shares covered by the registration statement have been sold; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to Investor and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits in writing), which documents will be subject to the review of Investor and the underwriters, and the Company will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto with the Commission if (A) a majority of the group constituting the Existing Holders and Investor (the “Rights Group”) reasonably object to such filing (unless such registration is pursuant to Section 3 and is in connection with a Public Offering) or (B) information in such registration statement or prospectus concerning Investor has changed or is otherwise inaccurate and Investor or the underwriters, if any, shall reasonably and promptly object;

(b) prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in subsection (a) above, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act;

(c) furnish to Investor and to each underwriter, if any, such reasonable numbers of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them;

(d) use its best efforts to register and qualify the Registrable Shares under such other securities laws of such United States jurisdictions as shall be reasonably requested by a majority of the Rights Group or any underwriters or, in the alternative, to obtain exemptions from the registration requirements of such securities laws, and do any and all other acts and things which may be reasonably necessary or advisable to enable Investor and underwriters to consummate the disposition of the Registrable Shares owned by Investor and underwriters in such jurisdictions; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business, subject itself to taxation or to file a general consent to service of process in any such jurisdiction;

(e) promptly after becoming aware thereof, notify Investor, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of Investor, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f) cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Shares with the NASD;

(g) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement;

(h) enter into such customary agreements (including underwriting agreements in customary form for a primary offering) and take all such other actions as a majority of the Rights Group or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares;

(i) subject to compliance with such confidentiality requirements as the Company may reasonably impose, and subject to the requirements of federal and state securities laws, the rules of the NASD and the rules of any securities exchange on which the Company’s securities are traded, make available for inspection by Investor, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by Investor or underwriter, provided, however, that the Investor shall employ only one counsel, all pertinent financial and other records and pertinent corporate documents of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by Investor and any underwriter, attorney, accountant or agent in connection with such registration statement;

(j) promptly notify Investor and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (i) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents; (ii) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information; (iii) the issuance or written threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose;

(k) make reasonable efforts to prevent the entry of any order suspending the effectiveness of the registration statement and obtain at the earliest possible moment the withdrawal of any such order, if entered;

(l) if reasonably requested by any underwriter or Investor in connection with any underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as such underwriter or a majority of the Rights Group agree should be included therein relating to the sale of the Registrable Shares, including without limitation information with respect to the number of Registrable Shares being sold to such underwriter, the purchase price being paid therefore by such underwriter and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Shares to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment promptly after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(m) upon the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of the registration statement with the Commission), (i) promptly provide copies of such document to counsel for the requesting Investor and counsel for the underwriters, if any, and (ii) make representatives of the Company available for discussion of such document;

(n) cooperate with Investor and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any restrictive legends, and enable such Registrable Shares to be in such lots and registered in such names as the underwriters may request at least two business days prior to any delivery of Registrable Shares to the underwriters;

(o) if necessary, provide a CUSIP number for all Registrable Shares not later than the effective date of the registration statement; and

(p) prior to the effectiveness of the registration statement and any post-effective amendment thereto and at each closing of an underwritten offering, do the following insofar as the requesting Investor are concerned or affected: (i) make such representations and warranties to Investor and the underwriters, if any, with respect to the Registrable Shares and the registration statement as are customarily made by issuers to holders and underwriters in primary underwritten offerings; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions shall be reasonably satisfactory to the underwriters, if any, and to a majority of the Rights Group) addressed to each of Investor and the Existing Holders and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the Rights Group and underwriters or their counsel; (iii) obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the Existing Holders and Investor or underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in cold comfort letters by accountants and underwriters in connection with primary underwritten offerings; and (iv) deliver such documents and certificates as may be reasonably requested by a majority of the Rights Group or by the underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

2.4 Suspension of Disposition of Registrable Shares.

Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(e), Investor will forthwith discontinue disposition of Registrable Shares until such Investor’s receipt of copies of a supplemented or amended prospectus contemplated by Section 2.3(e), or until it is advised in writing (an “Advice”) by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus and, if so directed by the Company, Investor will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in Investor’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. If the Company shall give any such notice, the time periods specified in Section 2.3(a) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.3(e) to and including the date when Investor shall have received the copies of the supplemented or amended prospectus contemplated by Section 2.3(e) or the Advice.

2.5 Expenses of Registration.

Whether or not any registration statement prepared and filed pursuant to this Agreement is declared effective by the Commission, the Company shall pay or incur all expenses incurred in connection with a registration pursuant to the terms hereof (excluding underwriting fees, discounts and commissions attributable to the sale of Registrable Shares), including without limitation all registration, qualification, application, filing, listing, transfer agent and registrar fees, printing, messenger, telephone and delivery fees and expenses, accounting fees and disbursements (including the expenses of any audit, review and/or “cold comfort” letters), fees and disbursements of counsel for the Company, and in each demand registration, to a maximum of $15,000, the fees and costs of one counsel representing the Institutional Investor.

2.6 Conditions Precedent to Participation in Registration.

Investor shall not participate in any registration hereunder unless:

(a) Investor timely furnishes to the Company and/or the underwriters managing such registration, if any, all such information regarding Investor, the Registrable Shares held by it and its intended method of disposing of such Registrable Shares as the Company or such underwriters may reasonably request;

(b) Investor agrees to notify the Company and/or any underwriters managing such registration of the occurrence of any event which causes the prospectus prepared in connection with any such registration to contain an untrue statement of a material fact or omit to state a fact necessary to make the statements therein not misleading promptly after Investor obtains knowledge of such occurrence; and

(c) in the case of an underwritten registration, Investor agrees to (i) sell Investor ‘s Registrable Shares on the basis of any underwriting arrangements approved by the persons(s) entitled hereunder to approve such arrangements and (ii) complete, execute and deliver all questionnaires, powers of attorney, indemnities, lock-up agreement, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and consistent with this Agreement.

2.7 Selection of Underwriters; Priorities.

(a) The Institutional Investor shall have the right to select the investment banker(s) and manager(s) to administer any offering to which Section 2.1 is applicable, subject to the written consent of a majority in interest of the Registrable Shares held by the Rights Group, which consent may be withheld in their sole and absolute discretion; a majority of the Rights Group shall have the right to select the investment banker(s) and manager(s) to administer an offering to be effected pursuant to Section 2.2 on Form S-1 or S-3 if no such securities are being sold for the account of the Company.

(b) In the case of a registration under Section 2.1 which is an underwritten offering, if the managing underwriters advise the Company in writing that in their opinion the number of Registrable Shares and other securities requested to be included exceeds the number of Registrable Shares and other securities which can be sold at the desired price in such offering, the Company will include in such registration, to the extent of the amount which the Company is advised can be sold at such price: (i) first, the Registrable Shares requested to be included, pro rata among the Rights Group on the basis of the number of Registrable Shares requested to be registered by each such person; (ii) second, securities held by persons having piggyback registration rights and securities proposed to be sold by the Company, pro rata based on the estimated gross proceeds from the sale thereof; and (iii) third, all other securities requested to be included in such registration.

(c) In the case of a registration under Section 2.2 which is an underwritten offering, if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold at the desired price in such offering, the Company will include in such registration, to the extent of the amount which the Company is advised can be sold at such price:

(i) if such registration is commenced upon the demand of persons having demand registration rights, the Company will include in such registration, (A) first, securities held by the persons having such demand registration rights, (B) second, securities proposed to be sold by the Company, Registrable Shares, and securities proposed to be sold by other persons having piggyback registration rights pro rata based on the estimated gross proceeds from the sale thereof and (C) third, all other securities requested to be included in such registration; and

(ii) if such registration is commenced by the Company on its own account and not in response to persons having demand registration rights, (A) first, the securities which the Company proposes to sell, (B) second, Registrable Shares and securities proposed to be sold by other persons having piggyback registration rights, pro rata based on the estimated gross proceeds from the sale thereof, (C) third, all other securities requested to be included in such registration.

2.8 Termination of the Company’s Obligations.

Except as set forth below, the Company shall have no further obligations under Section 2.1 after the Company has effected (a) two (2) registrations on Form S-1 or Form S-2 (or any successor forms) pursuant to a demand made pursuant to Section 2.1, or (b) all Registrable Shares covered thereby have been sold either pursuant thereto or pursuant to Rule 144, or (c) when all of Investor’s Registrable Shares may be sold within one day’s then normal trading volume under Rule 144(k), or (d) the close of business on December 31, 2010, whichever is earliest. The Company’s obligation to effect registrations pursuant to Section 2.2 and registrations under Section 2.1 to be done on Form S-3 so long as the Company is eligible to use such Form (or any successor form) shall continue for so long as any Registrable Shares remain unregistered.

2.9 Indemnification.

2.9.1 Indemnification of Investor. Pursuant to the Company’s registration of the Registrable Shares under the Securities Act, the Company will indemnify and hold harmless Investor and each underwriter of the Registrable Shares so registered and each person, if any, who controls Investor or any such underwriter within the meaning of

Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities (or any action in respect thereof), joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse Investor, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them, as such expenses are incurred, in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company); (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; or (iii) any violation by the Company of the Securities Act, the Exchange Act, a state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law; provided, however, that the indemnity contained in this Section 2.9 will not apply where such untrue statement or omission was made in such registration statement, preliminary or amended, preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by Investor, any such underwriter or any such controlling person expressly for use therein. Promptly after receipt by Investor, any underwriter or any controlling person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, Investor, or such underwriter or such controlling person, as the case may be, will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to Investor, such underwriter or such controlling person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. Investor, any such underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof in the event the representation of Investor, underwriter or controlling person by counsel retained by or on the behalf of the Company would be inappropriate due to conflicts of interest between any such person and any other party represented by such counsel in such proceeding or action, in which case the Company shall pay, as incurred, the fees and expenses of such separate counsel. The Company shall not be liable to indemnify any person under this Section 2.9 for any settlement of any such action effected without the Company’s consent (which consent shall not be unreasonably withheld). The Company shall not, except with the approval of each party being indemnified under this Section 2.9 (which approval will not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

2.9.2 Indemnification of the Company. In the event that the Company registers any of the Registrable Shares under the Securities Act, Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each underwriter of the Registrable Shares so registered and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities

(or any action in respect thereof), joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them, as such expenses are incurred, in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by Investor, expressly for use therein; provided, however, that Investor’s obligations hereunder shall be limited to an amount equal to the proceeds to Investor of the Registrable Shares sold in such registration. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against Investor, the Company will notify Investor in writing of the commencement thereof, and Investor shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against Investor. The Company and each such director, officer, underwriter or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof in the event the representation of the Company, any of its officers or directors or any underwriter or controlling person by counsel retained by or on the behalf of Investor would be inappropriate due to conflicts of interest between any such person and any other party represented by such counsel in such proceeding or action, in which case Investor shall pay, as incurred, the fees and expenses of such separate counsel. Notwithstanding the two preceding sentences, if the action is one in which the Company may be obligated to indemnify Investor pursuant to Section 2.9, the Company shall have the right to assume the defense of such action, subject to the right of such holders to participate therein as permitted by Section 2.9. Investor shall not be liable to indemnify any person for any settlement of any such action effected without Investor’s consent (which consent shall not be unreasonably withheld). Investor shall not, except with the approval of the Company (which approval shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the party being so indemnified of a release from all liability in respect to such claim or litigation.

2.10 Contribution.

If the indemnification provided for in Section 2.9. is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

2.11 Exchange Act Registration.

With a view to making available to Investor the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

2.11.1.	Use its best efforts to make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the Effective Time;

2.11.2.	Take such reasonable actions, including the registration of its common stock under Section 12 of the Exchange Act, as are necessary to enable Investor to use Rule 144 for the sale of their Registrable Shares;

2.11.3.	File on a timely basis with the SEC all information that the SEC may require under either of Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, take all action that may be required as a condition to the availability of Form S-3 or Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to DPAC Common Stock; and

2.11.4.	Furnish to Investor forthwith upon request (a) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (b) a copy of the most recent annual or quarterly report of the Company as filed with the SEC, and (c) any other reports and documents that Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing Investor to sell any such Registrable Shares without registration.

2.12. Market Stand-Off Agreement.

Provided that all of the members of the Rights Group are treated equally and all officers and directors of the Company are also so bound, Investor shall not, to the extent requested by any managing underwriter of the Company, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Shares during a period (the “Stand-Off Period”) equal to one hundred twenty (120) days following the effective date of a registration statement of any secondary offering of the Company under the Securities Act (or in each case such shorter period as the Company or managing underwriter may authorize) and except in each case, for securities sold as part of the offering covered by such registration statement in accordance with the provisions of this Agreement. In order to enforce the foregoing covenant, the Company may impose stock transfer restrictions with respect to the Registrable Shares of Investor until the end of the Stand-Off Period. Notwithstanding the foregoing, the obligations described in this

Section 2.9. shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

3. [Reserved].

4. Nasdaq Listing.

From and after the date hereof for so long as Investor continues to hold Registrable Shares, the Company will use commercially reasonable best efforts to maintain the continued listing of the DPAC Common Stock on the Over the Counter Bulletin Board.

5. Covenant Not to Enter Into Other Registration Rights Agreements.

Until the termination of the Company’s obligations under Section 2.8 hereof, the Company will not agree to, and will not, grant registration rights of any type, whether demand, piggyback or other, to any other person without the express written consent of Investor.

6. Miscellaneous.

6.1.	Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

6.2.	Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, assigns, heirs, executors, administrators and other legal representatives. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

6.3.	Assignment. This Agreement shall not be assigned without the prior written consent of the other party hereto.

6.4.	Modifications. This Agreement shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto.

6.5.	Severability. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

6.6.	Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Ohio without regard to the conflicts of law principles thereof.

6.7.	Attorneys’ Fees. The prevailing party or parties in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party or parties all fees and disbursements of counsel (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment) and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, fees and disbursements of counsel.

6.8.	Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

6.9.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

6.10.	Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed duly given upon (a) transmitter’s confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier, or (c) the expiration of five (5) business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address as the parties hereto shall specify by like notice):

If to the Company to:	With a copy to:

DPAC TECHNOLOGIES CORP.	Buchanan Ingersoll & Rooney PC
5675 Hudson Industrial Parkway	301 Grant Street 20th Floor
Hudson, Ohio 44236	One Oxford Centre
Attention: Steve Runkel, CEO	Pittsburgh PA 15219
Phone: (800) 553-1170	Attention: Richard Rose, Esq.
Facsimile: ( ) -	Phone: (412) 562-8425
Facsimile: (412) 562-1041

If to Investor, to the address noted on the signature page hereto and to any counsel identified in like written notice from Investor to the Company. Each of the parties hereto shall be entitled to specify another address by giving notice as aforesaid to each of the other parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

DPAC TECHNOLOGIES CORP.

By:	/s/ Steven D. Runkel
Steven D. Runkel,
Chief Executive Officer and President

INVESTOR		ADDRESS FOR NOTICES
Canal Mezzanine Partners, L.P.
By:	/s/ Shawn M. Wynne, its General Partner

Signature:	/s/ Shawn M. Wynne
Name:	Shawn M. Wynne
Title:	General Partner